Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 26, 2009 on the consolidated financial statements of Health Benefits Direct Corporation and Subsidiaries for the years ended December 31, 2008 and 2007 included herein on the registration statement of Health Benefits Direct Corporation on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

Boca Raton, Florida	/s/ Sherb & Co., LLP
January 22, 2010	Certified Public Accountants